Exhibit 4.4

FORM OF CONVERTIBLE PROMISSORY NOTE

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR APPLICABLE STATE SECURITIES LAWS. THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS NOTE UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

TECOGEN INC.

CONVERTIBLE PROMISSORY NOTE

U.S $ ________________	September 24, 200l

FOR VALUE RECEIVED, Tecogen Inc., a Delaware corporation (the “Company”), hereby promises to pay to the order of _________________ (the “Investor”), on demand on or after September 24, 2004 (the “Payment Date”), subject to the terms of Section l herein, the principal amount of _________________ Thousand Dollars ($______); plus interest in arrears from and including the date hereof on the principal balance from time to time outstanding, computed monthly, at a rate per annum equal to six percent (6%) per annum. This Note may be prepaid in whole or in part, at any time or from time to time, without premium or penalty. Interest shall be calculated on the basis of actual number of days elapsed over a year of 365 days. Notwithstanding any other provision of this Note, the Investor (or other holder, as the case may be) does not intend to charge and the Company shall not be required to pay any interest or other fees or charges in excess of the maximum permitted by applicable law; any payments in excess of such maximum shall be refunded to the Company or credited to reduce principal hereunder. Principal and interest hereunder shall be payable in a single payment on demand on or alter the Payment Date. Capitalized terms used herein but not defined herein shall have the meanings ascribed to diem in the Convertible Note Purchase Agreement (as defined below).

Payments of principal and interest will be made by wire transfer in immediately available United States funds sent to the Investor (or other holder, as the case may be) at the address furnished to the Company for that purpose.

This Note is one of a series of Convertible Promissory Notes of like tenor issued by the Company pursuant to and entitled to the benefits of a certain Convertible Note Purchase Agreement dated as of September 24, 2001 among the Company, the Investor and the other individuals or entities listed on Schedule l thereto (as the same may be amended from time to time, hereinafter referred to as the “Convertible Note Purchase Agreement”), and each Investor (or other holder, as the ease may be), by his, her or its acceptance of this Note, agrees to be bound by the provisions of the Convertible Note Purchase Agreement, including the amendment and waiver provisions set forth in Section 8 therein. This Note will be registered on the books of the Company or its agent as to principal and interest. Any transfer of this Note will be effected only by surrender of this Note to the Company and reissuance of a new note to the transferee in accordance with the terms herein.

This Note may be converted into shares of the Common Stock in accordance with the provisions of the Convertible Note Purchase Agreement.

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The Investor (or other holder, as the case may be) may, prior to maturity of this Note, surrender this Note at the principal office of the Company for transfer or exchange. Within a reasonable time alter notice to the Company from such Investor (or other holder, as the case may be) of his, her or its intention to make such exchange and without expense to such Investor (or other holder, as the case may be), except for any transfer or similar tax which may be imposed on the transfer or exchange, the Company shall issue in exchange therefor another note or notes (each, a “Transferee Note”) for the same aggregate principal amount as the unpaid principal amount of the Note so surrendered, having the same maturity and rate of interest, containing the same provisions and subject to the same terms and conditions as the Note so surrendered. Each Transferee Note shall be made payable to such person or persons, or transferees, as the holder of such surrendered Note may designate, and such transfer or exchange shall be made in such a manner that no gain or loss of principal or interest shall result therefrom. The Company may elect not to permit a transfer of the Note if it has not obtained satisfactory assurance from the Investor (or other holder, as the case may be) that such transfer: (a) is exempt from the registration requirements of, or covered by an effective registration statement under, the Securities Act of l933, as amended, and the rules and regulations thereunder, and (b) is in compliance with all applicable state securities laws, including without limitation receipt of an opinion of counsel for the Investor (or other holder, as the case may be), which opinion shall be satisfactory to the Company.

Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note, the Company will issue a new Note, of like tenor and amount and dated the date to which interest has been paid, in lieu of such lost, stolen, destroyed or mutilated Note, and in such event the Investor (or other holder, as the case may be) agrees to indemnity and hold harmless the Company in respect of any such lost, stolen, destroyed or mutilated Note.

The Company agrees subject only to limitations imposed by applicable law, to pay the Investor’s or other holder’s, as the case may be, reasonable costs in collecting and enforcing this Note, including reasonable attorney's fees.

No waiver of any obligation of the Company under this Note shall be effective unless it is in a writing signed by the Investor (or other holder, as the case may be). A right or remedy under this Note on any occasion shall not be a bar to exercise of the same right or remedy on any subsequent occasion or of any other right or remedy at any time.

All notices, requests, demands and other communications provided for hereunder shall be in writing (including facsimile and email communications) and mailed, sent by facsimile, entailed, sent by a recognized overnight air express service or delivered:

If to an Investor: at the address set forth in Schedule l to the Convertible Note Purchase Agreement listing the Investors or at such other address as to which such investor may inform the other parties in writing.

If to the Company; at the address set forth below, or at such other address as shall be designated by the Company in a written notice to the other parties complying as to delivery with the terms of this Section 15;

Tecogen Inc.

Attention: Chief Executive Officer

85 First Avenue

Waltham, MA 02451

Fax: 781-622—1027 Email: apacheco@thermo.com

with a copy to:

William O. Flannery, Esq.

722 Grove Street

Framingham, MA 01701

Fax: 508-877-8211 Email: woflan@ix.netcom.com

All such notices, requests, demands and other communications shall (a) when sent by email or facsimile, be effective when sent, (b) when sent by mail (certified mail, return receipt requested, postage prepaid), overnight air express service or delivery, be effective when received.

This Note applies to, inures to the benefit of`, and binds the successors and assigns of the parties hereto.

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This Note shall be governed by and construed in accordance with the internal laws, and not the laws of conflicts, of the Commonwealth of Massachusetts.

In the event any one or more of the provisions of this Note shall for any reason be held to be invalid, illegal or unenforceable, in whole or in part or in any respect, or in the event that any one or more of the provisions of this Note operate or would prospectively operate to invalidate this Note, then and in any such event, such provision(s) only shall be deemed null and void and shall not affect any other provision of this Note and the remaining provisions of this Note shall remain operative and in full force and effect and in no way shall be affected, prejudiced, or disturbed thereby,

IN WITNESS WHEREOF, the undersigned has caused this instrument to be executed by its duly authorized officer as of the date fist above written.

TECOGEN INC.

By:
Name:
Title:

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Appendix A

(To Be Executed by the Investor or other holder

in order to convert the Note)

CONVERSION NOTICE

FOR

CONVERTIBLE PROMISSORY NOTE

The undersigned, as Holder of the Convertible Promissory Note dated September 24, 2004 of Tecogen Inc. (the “Company”), in the outstanding principal amount of $_______ (the “Note”), hereby irrevocably elects to convert $ M_ of the outstanding principal amount of the Note (including all interest accrued with respect to such outstanding principal amount) into shares of Common Stock, par value $.01 (the “Common Stock”), of the Company according to the conditions of the Note, as of the date written below. The undersigned hereby requests that share certificates for the Common Stock to be issued to the undersigned pursuant to this Conversion Notice be issued in the name of; and delivered to, the undersigned or its designee as indicated below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. No fee will be charged to the Holder for any conversion, except for transfer taxes, if any.

Conversion Information:	NAME OF HOLDER:

By:
Print Name:
Print Title:

Print Address of Holder:

Issue Common Stock to:

Address:

Date of Conversion:

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